Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727.499.1717	727.499.1717

JAGGED PEAK’S FLAGSHIP PRODUCT MANAGES THOUSANDS OF

DIGITAL IMAGES FOR INTERNATIONAL VACATION LEADER

CLEARWATER, Fla. – April 2, 2007 – Jagged Peak, Inc. (OTC Bulletin Board: JGPK), a global provider of Enterprise Demand Management solutions, e-Fulfillment, and CRM Execution, announces its latest licensing agreement for its flagship application EDGE. The innovative project promises to create an online catalogue to manage Marriott Vacation Club International’s (MVCI) extensive digital collection.

Jagged Peak’s EDGE (Enterprise Dynamic Global Engine) will act as an online coordinator one of MVCI’s most important marketing tools – its image library. MVCI’s more than 20,000 images are used in creating the collateral materials, videos, and Web content that dramatically communicate the company’s many worldwide destinations’ stunningly lovely and often emotionally compelling locales.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, says “This exciting opportunity streamlines MVCI’s digital asset storage, retrieval, and verification process so that its valuable stock is readily available, easily researched, and effectively catalogued through a fully online, real-time application.”

Marriott Vacation Club International maintains over 50 resorts worldwide and serves more than 300,000 vacation owners. The visual and video images used to communicate with owners and prospects are a core component in fully expressing the beauty and value in their product.

Tony Fernandez, Senior Director of Creative/Marriott Vacation Club International, explains, “We needed an application that would allow licensed individuals easy, secure access to our digital catalogue in order to simplify the entire process. Simultaneously, the application’s functionality must provide research and updating capabilities that comply with artistic methods, such as themes and colors.”

About Marriott Vacation Club International

Marriott Vacation Club International (MVCI), a wholly owned division of Marriott International, Inc., is the recognized world leader in vacation ownership, providing more than 50 luxury destinations across the globe for its’ over 300,000 members.

As a premier provider of vacation and leisure experiences, MVCI’s success comes from meeting the needs of the marketplace with four distinct brands, including timeshare- (week interval), fractional- (multi-week interval) and private-ownership options to suit virtually any lifestyle. For more information, visit www.marriott-timeshare.com.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTC Bulletin Board: JGPK), is a global provider of Enterprise demand management, CRM execution and e-Fulfillment solutions and services. The company’s flagship product, EDGE (Enterprise Dynamic Global Engine), is a completely web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in realtime. Founded in 2000, Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest-growing technology companies for four consecutive years (2001-2004). For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third-party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions, adverse changes in customer order patterns, adverse changes in general economic conditions in the United States and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc., periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 29, 2006.